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                                  EXHIBIT 4.2
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                              CANDELA CORPORATION
                              RESOLUTIONS OF THE
                              BOARD OF DIRECTORS

                              September 30, 1998

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RESOLVED:  That the Corporation's 1998 Stock Plan (the "1998 Plan") in the form appended hereto as Exhibit A, be, and it hereby is, approved and
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           that, such 1998 Plan shall be submitted to the stockholders for their ratification and approval at the next Annual Meeting of Stockholders.

RESOLVED:  That the Corporation hereby reserves for issuance under the 1998
           Plan, 500,000 shares of the Corporation's Common Stock, subject to adjustment as specified therein.

RESOLVED:  That the form of incentive stock option agreement appended hereto as
           Exhibit B is hereby approved and adopted for purposes of granting
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           options under the 1998 Plan intended to qualify as Incentive Stock
           Options ("ISO's"), subject to such changes as the Directors, or the authorized officer executing the same on behalf of the Corporation, shall deem appropriate or desirable at any time or from time to time.

RESOLVED:  That the form of non-qualified stock option agreement appended hereto as Exhibit C is hereby approved and adopted for purposes of
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           granting options under the Plan which do not qualify as ISO's, subject to such changes as the Directors, or the authorized officer executing the same on behalf of the Corporation, shall deem appropriate or desirable at any time or from time to time.

RESOLVED:  That Non-Qualified Options (not issued pursuant to a specific stock plan of the Corporation) to purchase 5,000 shares of Common Stock be, and hereby are, granted to each of Richard J. Cleveland and Douglas
           W. Scott, such options to be issued at an exercise price of $3.625 per share, such price being the closing price on the date immediately preceding the date hereof, 50% of such options to vest on each of the first and second anniversaries of the date hereof, as more fully described in the Non-Qualified Stock Option Agreement, in substantially the form appended hereto as Exhibit D; provided, that
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           each such optionee continues to serve as a director or director emeritus of or consultant to the Corporation on such anniversary date.
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                              CANDELA CORPORATION
                              RESOLUTIONS OF THE
                         COMPENSATION COMMITTEE OF THE
                              BOARD OF DIRECTORS

                              September 30, 1998


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RESOLVED:  That Non-Qualified Options (not issued pursuant to a specific stock plan of the Corporation) to purchase 5,000 shares of Common Stock be, and hereby are, granted to each of Kenneth D. Roberts, Robert E. Dornbush and Theodore G. Johnson, such options to be issued at an exercise price of $3.625 per share, such price being the closing price on the date immediately preceding the date hereof, 50% of such options to vest on each of the first and second anniversaries of the date hereof, as more fully described in the Non-Qualified Stock Option Agreement, in substantially the form appended hereto as Exhibit A; provided, that each such optionee continues to serve as a
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           director or director emeritus of or consultant to the Corporation on such anniversary date.